                                                                               .
                                                                               .
                                                                               .

                                                                    EXHIBIT 21.1

                         INTELLIGENT SYSTEMS CORPORATION

           LIST OF PRINCIPAL SUBSIDIARY COMPANIES AS OF MARCH 1, 2006

SUBSIDIARY NAME                         STATE OF ORGANIZATION
-----------------------                 ---------------------
ChemFree Corporation                    Georgia
CoreCard Software, Inc.                 Delaware
QS Technologies, Inc.                   Georgia
VISaer, Inc.                            Delaware